EXHIBIT 10.16

2006 EQUITY PARTICIPATION PLAN

OF

OSI SYSTEMS, INC.

STOCK OPTION AGREEMENT No.

THIS STOCK OPTION AGREEMENT (Agreement) is made and entered into as of the     th day of             ,             , by and between OSI SYSTEMS, INC. (the Company), a California corporation, and              (Optionee).

Pursuant to the 2006 Equity Participation Plan (Plan) of the Company, the Board of Directors of the Company or a committee to which administration of the Plan is delegated by the Board of Directors (in either case, the “Administrator”) has authorized the granting to Optionee of a non-qualified option to purchase the number of shares of Common Stock of the Company specified in Paragraph 1 hereof, at the price specified therein, such option to be for the term and upon the terms and conditions hereafter stated.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and of the undertakings of the parties hereto contained herein, it is hereby agreed;

1. Number of Shares; Option Price.    Pursuant to said action of the Administrator, the Company hereby grants to Optionee the option (Option) to purchase, upon and subject to the terms and conditions of the Plan,              shares of Common Stock of the Company (Shares) at the price of $             per share.

2. Term.    This option shall expire on the day before the              anniversary of the date hereof (Expiration Date) unless such Option shall have been terminated prior to that date in accordance with the provisions of the Plan or this Agreement. The term “Affiliate” as used herein shall have the meaning as set forth in the Plan.

3. Shares Subject to Exercise.    Shares subject to exercise shall vest and become exercisable in installments on             ,             ,              and             , so long as Optionee has remained continuously employed or by or as a consultant of the Company, or its Affiliate, or as a director of the Company from the date hereof through such dates. All shares shall thereafter remain subject to exercise for the term specified in Paragraph 2 hereof, provided that Optionee is then and has continuously been in the employ of the Company, or its Affiliate, or as a director of the Company, subject, however, to the provisions of Paragraph 6 hereof.

4. Method and Time of Exercise.    The Option may be exercised by written notice delivered to the Company at its principal executive office stating the number of shares with respect to which the Option is being exercised, together with:

(A)	a check or money order made payable to the Company in the amount of the exercise price and any withholding tax, as provided under Paragraph 5 hereof; or

(B)	if expressly authorized in writing by the Administrator, in its sole discretion, at the time of the Option exercise, the tender to the Company of shares of the Company’s Common Stock owned by Optionee having a fair market value, as determined by the Administrator, not less than the exercise price, plus the amount of applicable federal, state and local withholding taxes; or

(C)	if expressly authorized in writing by the Administrator, in its sole discretion, at the time of the Option exercise, the Optionee’s full recourse promissory note in a form approved by the Company; or

(D)	if any other method such as cashless exercise is expressly authorized in writing by the Administrator, in its sole discretion, at the time of the Option exercise, the tender of such consideration having a fair market value, as determined by the Administrator, not less than the exercise price, plus the amount of applicable federal, state and local withholding taxes.

Not less than 100 shares may be purchased at any one time unless the number purchased is the total number purchasable under such Option at the time. Only whole shares may be purchased.

5. Tax Withholding.    As a condition to exercise of the Option, the Company may require Optionee to pay over to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the award or exercise of this Option. At the discretion of the Administrator and upon the request of Optionee, the minimum statutory withholding tax requirements may be satisfied by the withholding of shares of Common Stock of the Company otherwise issuable to Optionee upon the exercise of this Option.

6. Exercise on Termination of Employment.    If for any reason other than death or permanent and total disability, Optionee ceases to be employed by the Company or any of its Affiliates (such event being called a “Termination”), this Option (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination but in no event after the Expiration Date; provided, however, that if such exercise of this Option would result in liability for Optionee under Section 16(b) of the Securities Exchange Act of 1934, then such three-month period automatically shall be extended until the tenth day following the last date upon which Optionee has any liability under Section 16(b), but in no event after the Expiration Date. If Optionee dies or becomes permanently and totally disabled (as defined in the Plan) while employed by the Company or an Affiliate or within the period that this Option remains exercisable after Termination, this Option (to the extent then exercisable) may be exercised, in whole or in part, by Optionee, by Optionee’s personal representative or by the person to whom this Option is transferred by devise or the laws of descent and distribution, at any time within six months after the death or six months after the permanent and total disability of Optionee, but in no event after the Expiration Date. For purposes of this Paragraph 6, Optionee’s employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if Optionee’s right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

7. Nontransferability.    This Option may not be assigned or transferred except by will or by the laws of descent and distribution, and may be exercised only by Optionee during his lifetime and after his death, by his personal representative or by the person entitled thereto under his will or the laws of intestate succession.

8. Optionee Not a Shareholder.    Optionee shall have no rights as a shareholder with respect to the Common Stock of the Company covered by this Option until the date of issuance of Shares to him upon exercise of this Option. No adjustment will be made for dividends or other rights for which the record date is prior to the date such Shares are issued.

9. No Right to Employment.    If Optionee is an employee or consultant of the Company or any of its Affiliates, nothing in this agreement shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate Optionee’s employment or consulting at any time, nor confer upon Optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

10. Modification and Termination.    The rights of Optionee are subject to modification and termination in certain events as provided in Sections 6.1 and 6.2 of the Plan or as otherwise provided in the Plan.

11. Restrictions on Sale of Share.    Optionee represents and agrees that, upon his exercise of this Option, in whole or in part, unless there is in effect at that time under the Securities Act of 1933 a registration statement relating to the Shares issued to him, he will acquire the Shares issuable upon exercise of this Option for the purpose of investment and not with a view to their resale or further distribution, and that upon each exercise thereof he shall furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. Optionee agrees that any certificates issued upon exercise of this Option may bear a legend indicating that their transferability is restricted in accordance with applicable state or federal securities law. Any person or persons entitled to exercise this Option under the provisions of Paragraphs 5 and 6 hereof shall, upon each exercise of this Option under circumstances in which Optionee would be required to furnish such a written statement, also furnish to the Company a written statement to the same effect, satisfactory to the Company in form and substance.

12. Plan Governs.    This Agreement and the Option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan, as it may be construed by the Administrator. Optionee hereby acknowledges receipt of a copy of the Plan.

13. Notices.    All notices to the Company shall be addressed to the Chief Financial Officer at the principal executive office of the Company at 12525 Chadron Avenue, Hawthorne, California 90250, and all notices to Optionee shall be addressed to Optionee at the address of Optionee on file with the Company or its Affiliate, or to such other address as either may designate to the other in writing. A notice shall be deemed to be duly given if and when enclosed in a properly addressed sealed envelope deposited, postage prepaid, with the United States Postal Service. In lieu of giving notice by mail as aforesaid, written notices under this Agreement may be given by personal delivery to Optionee or the Chief Financial Officer (as the case may be).

14. Sale or Other Disposition.    Optionee hereby agrees that the Company may request that before Optionee disposes (whether by sale, exchange, gift, or otherwise) of any Shares acquired by exercise of this Option that Optionee promptly notify the Company in writing of the date and terms of the proposed disposition and shall provide such other information regarding the Option as the Company may reasonably require immediately before such disposition. Said written notice shall state the date of such proposed disposition, and the type and amount of the consideration to be received for such Share or Shares by Optionee in connection therewith. In the event of any such disposition, the Company shall have the right to require Optionee to immediately pay the Company the amount of taxes (if any) which the Company is required to withhold under federal and/or state law as a result of the granting or exercise of the Option and the disposition of the Shares.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

OSI SYSTEMS, INC.
By
Name:
Title:

OPTIONEE
Name:

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